            As filed with the Securities and Exchange Commission
                             on June 6, 1996
                                                 Registration No. 333-_____
===========================================================================
                    SECURITIES AND EXCHANGE COMMISSION
                         Washington, D.C. 20549
                           -------------------
                                FORM S-8
                           REGISTRATION STATEMENT
                                 Under
                         The Securities Act of 1933
                           -------------------
                             APTARGROUP, INC.
            (Exact name of registrant as specified in its charter)

          Delaware                                    36-3853103
(State or other jurisdiction of        (I.R.S. Employer Identification No.)
 incorporation or organization)

                  475 West Terra Cotta Avenue, Suite E
                     Crystal Lake, Illinois  60014
                (Address of principal executive offices)

                              APTARGROUP, INC.
                          1996 STOCK AWARDS PLAN

                              APTARGROUP, INC.
                      1996 DIRECTOR STOCK OPTION PLAN
                         (Full title of the plan)
                                                     Copy to:
Stephen J. Hagge                                   Gary D. Gerstman
Executive Vice President and Chief                  Sidley & Austin
 Financial Officer,Secretary and Treasurer      One First National Plaza
475 West Terra Cotta Avenue, Suite E             Chicago, Illinois 60603
Crystal Lake, Illinois  60014                         (312) 853-2060
(815) 477-0424
(Name, address and telephone number,
including area code, of agent for service)

<Page 2>
                      CALCULATION OF REGISTRATION FEE
- -------------------------------------------------------------------------
                                Proposed       Proposed
                                maximum        maximum
Title of            Amount      offering       aggregate      Amount of
securities to       to be       price per      offering      registration
be registered     registered    share          price              fee
- -------------------------------------------------------------------------
Common Stock,
 $.01 par
  value      1,040,000 shares   $42 1/8  (1) $43,810,000(1) $15,106.90

Preferred
 Stock
 Purchase
 Rights      1,040,000 (2)          --   (2)      --    (2)      --    (2)

(1) Estimated solely for the purpose of calculating the registration fee and, pursuant to Rules 457(h)(1) and 457(c) under the Securities Act of 1933, based upon the average of the high and low sale prices of the Common Stock of the Registrant on the New York Stock Exchange on
     June 3, 1996.

(2) Rights are initially carried and traded with the Common Stock of the Registrant. Value attributable to such Rights, if any, is reflected in the market price of the Common Stock.

<Page 3>
                                   PART II
                        INFORMATION REQUIRED IN THE
                          REGISTRATION STATEMENT


Item 3.  INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

         The following documents heretofore filed with the Securities and Exchange Commission (the "Commission") by AptarGroup, Inc. (the "Company") are incorporated herein by reference:

         (a) The Company's Annual Report on Form 10-K for the year ended December 31, 1995.

         (b)  The description of the Company's common stock, par value
              $.01 per share (the "Common Stock"), and associated preferred stock purchase rights (the "Rights"), which is contained in the Registration Statement on Form 8-A filed with the Commission on April 5, 1993 under the Securities Exchange Act of 1934 (the "Exchange Act"), including any subsequent amendment or any report filed for the purpose of updating such description.

         (c) All other reports filed by the Company pursuant to Section 13(a) or 15(d) of the Exchange Act since December 31, 1995.

          All documents filed by the Company pursuant to Sections 13(a),13(c), 14 and 15(d) of the Exchange Act after the date of this Registration Statement and prior to the filing of a post-effective amendment to this Registration Statement which indicates that all securities offered hereby have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference into this Registration Statement and to be a part hereof from the respective dates of filing of such documents (such documents, and the documents enumerated above, being hereinafter referred to as "Incorporated Documents").

Item 4.  DESCRIPTION OF SECURITIES

         Not applicable.
<Page 4>

Item 5.  INTERESTS OF NAMES EXPERTS AND COUNSEL

         Not applicable.

Item 6.  INDEMNIFICATION OF DIRECTORS AND OFFICERS

         The Company's Amended and Restated Certificate of Incorporation ("Certificate of Incorporation") provides that, to the fullest extent permitted by the Delaware General Corporation Law (the "DGCL"), as the same exists or may be amended, a director of the Company shall not be liable to the Company or its stockholders for monetary damages for a breach of fiduciary duty as a director. In accordance with Section 102(b)(7) of the DGCL, no director of the Company shall be personally liable to the Company or its stockholders for monetary damages for breach of fiduciary duty as a director except for (i) breach of the director's duty of loyalty to the Company or its stockholders, (ii) acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law,
(iii) unlawful payment of dividends under Section 174 of the DGCL or
(iv) transactions from which the director derives an improper personal benefit.

         The Certificate of Incorporation provides for indemnification of directors and officers to the fullest extent permitted by the DGCL, as amended from time to time. Under Article Thirteen of the Certificate of Incorporation, the Company may maintain insurance on behalf of any person who is or was a director, officer or employee of the Company or was serving at the request of the Company as a director, officer or employee of another corporation, partnership, joint venture, trust or other enterprise (including service with respect to any employee benefit plan) against any liability asserted against such person in such capacity, whether or not the Company would have the power to indemnify such person against such liability under the provisions of Article Thirteen of the Certificate of Incorporation.

         Reference is made to Section 145 of the DGCL, which provides for indemnification of directors and officers in certain circumstances.

         Pursuant to Section 145 of the DGCL and the Certificate of Incorporation, the Company maintains directors' and officers' liability insurance coverage.

<Page 5>

Item 7.  EXEMPTION FROM REGISTRATION CLAIMED

         Not applicable.

Item 8.  EXHIBITS

         The Exhibits accompanying this Registration Statement are listed on the accompanying Exhibit Index.

Item 9.  UNDERTAKINGS

        (a)  The undersigned registrant hereby undertakes:

        (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

            (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

            (ii) To reflect in the prospectus any facts or events arising after the effective date of this Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this Registration Statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high and of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective Registration Statement; and

            (iii) To include any material information with respect to the plan of distribution not previously disclosed in this Registration Statement or any material change to such information in this Registration Statement;
<Page 6>


        provided, HOWEVER, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in this Registration Statement.

        (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial BONA FIDE offering thereof.

        (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

        (b) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 that is incorporated by reference in this Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial BONA FIDE offering thereof.

        (c) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities
             Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful
<Page 7>
            defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.

<Page 8>
                               SIGNATURES

         THE REGISTRANT. Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Crystal Lake, State of Illinois, on this 6th day of June, 1996.

                              APTARGROUP, INC.


                         By:  /s/ Carl Siebel
                              ---------------------------------
                              Carl Siebel
                               President and
                                Chief Executive Officer

         KNOW ALL BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Carl Siebel and Stephen J. Hagge, and each of them, his true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, in any and all capacities, to sign any or all amendments (including post-effective amendments) to this Registration Statement, including any filings under Rule 462 promulgated under the Securities Act of 1933, and to file the same with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or their substitutes, may lawfully do or cause to be done by virtue hereof.

<Page 9>
         Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities indicated on this 6th day of June, 1996.

/s/ Carl Siebel                 President and Chief Executive Officer
- ------------------------------- and Director (Principal Executive Officer) Carl Siebel

/s/ Stephen J. Hagge            Executive Vice President, Chief
- ------------------------------- Financial Officer, Secretary and Treasurer
Stephen J. Hagge               (Principal Accounting and Financial Officer)

/s/ Eugene L. Barnett              Director
- -------------------------------
Eugene L. Barnett

/s/ Ralph Gruska                   Director
- -------------------------------
Ralph Gruska

/s/ Leo A. Guthart                 Director
- -------------------------------
Leo A. Guthart

/s/ King Harris                    Director
- -------------------------------
King Harris

/s/ William W. Harris              Director
- -------------------------------
William W. Harris

/s/ Ervin J. LeCoque               Director
- -------------------------------
Ervin J. LeCoque

/s/ Peter Pfeiffer                 Director
- -------------------------------
Peter Pfeiffer

/s/ Alfred Pilz                    Director
- -------------------------------
Alfred Pilz
<Page 10>
           INDEX TO EXHIBITS TO REGISTRATION STATEMENT ON FORM S-8
           -------------------------------------------------------
Exhibit
Number    Description of Exhibit
- -------   ----------------------

 4(a) Amended and Restated Certificate of Incorporation of the Company (incorporated by reference to Exhibit 6.1 to the Company's Registration Statement on Form 8-A filed under the Exchange Act, File No. 1-11846).

 4(b) Amended and Restated By-Laws of the Company (incorporated by reference to Exhibit 3(ii) to the Company's Annual Report on Form 10-K for the year ended December 31, 1995, File
          No. 1-11846).

 4(c) Rights Agreement dated as of April 6, 1993 between the Company and Chemical Bank, as rights agent (incorporated by reference to Exhibit 6.3 of the Company's Registration Statement on Form 8-A filed under the Exchange Act, File No. 1-11846).

 4(d) Specimen certificate representing preferred stock purchase rights (incorporated by reference to Exhibit 2.5 of the Company's Registration Statement on Form 8-A filed under the Exchange Act, File No. 1-11846).

 4(e) AptarGroup, Inc. 1996 Stock Awards Plan (incorporated by reference to Appendix A to the Proxy Statement for the 1996 Annual Meeting of Stockholders filed under the Exchange Act, File No. 1-11846).

 4(f) AptarGroup, Inc. 1996 Director Stock Option Plan (incorporated by reference to Appendix B to the Proxy Statement for the 1996 Annual Meeting of Stockholders filed under the Exchange Act, File No. 1-11846).

 *5       Opinion of Sidley & Austin.

*23(a) Consent of Sidley & Austin (included in its opinion filed as Exhibit 5).

*23(b)    Consent of Price Waterhouse LLP.

<Page 11>
           INDEX TO EXHIBITS TO REGISTRATION STATEMENT ON FORM S-8 (Cont'd)
           ---------------------------------------------------------------
Exhibit
Number    Description of Exhibit
- -------   ----------------------

*24 Powers of Attorney (contained in the Signatures page to this Registration Statement).


- --------------------------
*  Filed herewith.

<Page 12>                                               EXHIBIT 5
                                                        ---------

                             Sidley & Austin
              A PARTNERSHIP INCLUDING PROFESSIONAL CORPORATIONS
                         One First National Plaza
                         Chicago, Illinois 60603
Los Angeles              Telephone 312: 853-7000         London
   -----                     Telex 25-4364                -----
New York                 Facsimile 312: 853-7036        Singapore
   -----                                                  -----
Washington, D.C.                                          Tokyo
   -----                                                  -----
                              Founded 1866

Writer's Direct Number

                               June 6, 1996




AptarGroup, Inc.
475 West Terra Cotta Avenue, Suite E
Crystal Lake, Illinois  60014

         Re:   AptarGroup, Inc.
               1,040,000 Shares of Common Stock,
               par value $.01 per share

Ladies and Gentlemen:

         We refer to the Registration Statement on Form S-8 (the "Registration Statement") being filed by AptarGroup, Inc., a Delaware corporation (the "Company"), with the Securities and Exchange Commission under the Securities Act of 1933, as amended (the "Securities Act"), relating to the registration of 1,040,000 shares of Common Stock, par value $.01 per share (the "Shares"), of the Company, together with 1,040,000 Preferred Stock Purchase Rights (the "Rights") associated therewith, to be issued under the Company's 1996 Stock Awards Plan and 1996 Director Stock Option Plan (collectively, the "Plans"). The terms of the Rights are set forth in the Rights Agreement dated as of April 6, 1993 (the "Rights Agreement") between the Company and Chemical Bank, as Rights Agent.
<Page 13>

         We are familiar with the Amended and Restated Certificate of Incorporation of the Company, the Amended and Restated By-laws of the Company and the resolutions adopted to date by the Board of Directors of the Company relating to the Plans and the Registration Statement.

         In this connection, we have examined originals, or copies of originals certified or otherwise identified to our satisfaction, of such records of the Company and other corporate documents, have examined such questions of law and have satisfied ourselves as to such matters of fact as we have considered relevant and necessary as a basis for the opinions set forth herein. We have assumed the authenticity of all documents submitted to us as originals, the genuineness of all signatures, the legal capacity of all natural persons and the conformity with the original documents of any copies thereof submitted to us for our examination.

          Based on the foregoing, we are of the opinion that:

          1. The Company is duly incorporated and validly existing under the laws of the State of Delaware.

          2. If, pursuant to due authorization of the Company's Board of Directors, the Company shall issue authorized and unissued shares of its Common Stock pursuant to either Plan, such Shares will be legally issued, fully paid and non-assessable when (i) the Registration Statement shall have become effective under the Securities Act; and (ii) certificates representing such Shares shall have been duly executed, countersigned and registered and duly delivered against receipt by the Company of the consideration (not less than the par value thereof) provided in the applicable Plan.

          3. The Rights associated with the Shares referred to in paragraph 2 will be legally issued when (i) such Rights have been duly issued in accordance with the terms of the Rights Agreement and (ii) the associated Shares have been duly issued and paid for as set forth in paragraph 2.

          We do not find it necessary for the purposes of this opinion to cover, and accordingly we express no opinion as to, the application of the securities or blue sky laws of the various states to the issuance and sale of the Shares and the Rights.
<Page 14>

         This opinion is limited to the General Corporation Law of the State of Delaware. The opinion expressed in paragraph 2 above is qualified to the extent that the Shares referred to therein are assessable as provided in Section 180.0622 of the Wisconsin Business Corporation Law as interpreted by the courts of the State of Wisconsin.

         We hereby consent to the filing of this opinion as an Exhibit to the Registration Statement and to all references to our firm included in or made a part of the Registration Statement.

                                        Very truly yours,

                                        /s/ Sidley & Austin
                                        ---------------------------------
                                        Sidley & Austin

<Page 15>
                                                          EXHIBIT 23(b)

                   CONSENT OF INDEPENDENT ACCOUNTANTS

We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of our report dated February 22, 1996 which appears on page 37 of the 1995 Annual Report to Stockholders of AptarGroup, Inc., which is incorporated by reference in AptarGroup, Inc.'s Annual Report on Form 10-K for the year ended December 31, 1995. We also consent to the incorporation by reference of our report on the Financial Statement Schedule, which appears on page 21 of such Annual Report on Form 10-K.


/s/ Price Waterhouse LLP
- --------------------
Price Waterhouse LLP
Chicago, Illinois
June 3, 1996